Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(28,451)
Unrealized Gain (Loss) on Market Value of Futures	157,821
Dividend Income	2,610
Interest Income	6,684
ETF Transaction Fees	350
Total Income (Loss)	$139,014

Expenses
General Partner Management Fees	$4,715
Professional Fees	6,772
Brokerage Commissions	(71)
Non-interested Directors' Fees and Expenses	59
Prepaid Insurance Expense	30
NYMEX License Fee	94
Total Expenses	11,599
Expense Waiver	(5,894)
Net Expenses	$5,705
Net Income (Loss)	$133,309

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/18	$7,298,482
Withdrawals (50,000 Shares)	(464,451)
Net Income (Loss)	133,309

Net Asset Value End of Month	$6,967,340
Net Asset Value Per Share (750,000 Shares)	$9.29

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612